                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                              SEASONS SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA RETIREMENT MARKETS, INC.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

March ___, 2006

Dear Contract Owner:                                                      [LOGO]

     We are writing to provide you with the enclosed information statement. The information statement provides information regarding a recent subadviser change to the Focus Value Portfolio (the "Portfolio") of Seasons Series Trust (the "Trust"). On December 14, 2005, the Board of Trustees approved a decision to replace American Century Investment Management, Inc. ("American Century") as a subadviser for a portion of the assets of the Portfolio. Accordingly, the Board of Trustees approved the engagement of Northern Trust Investments, N.A. ("NTI") to replace American Century. Effective January 23, 2006, NTI began managing a portion of the Portfolio's assets.

     THE CHANGE IN PORTFOLIO MANAGEMENT DID NOT RESULT IN ANY MODIFICATIONS TO THE PRINCIPAL INVESTMENT OBJECTIVE OR INVESTMENT STRATEGY OF THE PORTFOLIO AS STATED IN THE TRUST'S PROSPECTUS OR TO THE MANAGEMENT FEE PAYABLE BY THE PORTFOLIO.

     As a matter of regulatory compliance, we are sending you this information statement, which describes, among other things, the management structure of the Portfolio, the ownership of NTI and the terms of the subadvisory agreement with NTI, which has been approved by the Trustees, including the Independent Trustees.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


--------------------------------------
Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc

                              SEASONS SERIES TRUST
                              FOCUS VALUE PORTFOLIO
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                           REGARDING SUBADVISER CHANGE
                          FOR THE FOCUS VALUE PORTFOLIO

                                   ----------

     This information statement is being provided to the shareholders of the Focus Value Portfolio (the "Portfolio") of Seasons Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits the Trust's investment adviser, AIG SunAmerica Asset Management Corp. ("SunAmerica"), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about March ___, 2006 to contract owners who chose the Portfolio as an investment option prior to January 31, 2006.

PURPOSE OF THE INFORMATION STATEMENT

     On December 14, 2005, the Board of Trustees approved a decision to replace American Century Investment Management, Inc. ("American Century") as a subadviser for a portion of the assets of the Portfolio. Accordingly, the Board of Trustees approved the engagement of Northern Trust Investments, N.A. ("NTI") to replace American Century. Effective January 23, 2006, NTI began managing a portion of the Portfolio's assets. Third Avenue Management, LLC and J.P. Morgan Investment Management Inc. will continue to manage the remainder of the assets of the Portfolio.

THE TRUST

     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the

Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

     American Century served as a subadviser to the portion of the assets of the Portfolio that NTI now serves as subadviser. SunAmerica recommended NTI in the ordinary course of its ongoing evaluation of the Portfolio's performance and investment strategy and after research and qualitative and quantitative analysis. In accordance with the Trustees' approval of the engagement of NTI to manage a portion of the assets of the Portfolio in place of American Century, they approved a subadvisory agreement with NTI. The subadvisory agreement between NTI and SunAmerica became effective January 23, 2006 (the "Subadvisory Agreement").

     The Subadvisory Agreement provides that (i) the Subadviser shall manage a portion of the assets of the Portfolio, (ii) SunAmerica shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio's investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement is attached to this information statement as Exhibit A.

     Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is 1.00% of the Portfolio's average daily net assets or $682,861 for the fiscal year ended March 31, 2005. For the same period, SunAmerica paid subadvisory fees in the aggregate amount of 0.49% of average daily net assets, or $329,941, and thus, SunAmerica retained $352,920 of its advisory fee. Had NTI served as subadviser for such period, SunAmerica would have paid subadvisory fees in the aggregate amount of approximately $309,630.

INFORMATION ABOUT THE SUBADVISER

     NTI is located at 50 South La Salle Street, Chicago, Illinois 60675. NTI is an investment adviser registered under the 1940 Act. NTI primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors. NTI is a subsidiary of The Northern Trust Company ("TNTC"). TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. It is the principal subsidiary of Northern Trust Corporation, a bank holding company. Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors. As of December 31, 2005, Northern Trust Corporation and its subsidiaries had assets under custody of $2.9 trillion and assets under investment management of $618 billion.

     The names and positions of the directors and the principal executive officers of NTI are as follows:

          NAME                                         POSITION
          ----                                         --------
Carl Beckman              Treasurer and Senior Vice President
Craig Carberry            Secretary and Senior Attorney
Orie Leslie Dudley, Jr.   Director, Executive Vice President and Chief Investment Officer
Mark C. Gossett           Director, Senior Vice President and Chief Operating Officer
Lyle Logan                Director and Senior Vice President
Barry R. Sagraves         Director and Senior Vice President
Jana R. Schreuder         Director and Executive Vice President

Terence J. Toth           Chairman, President and Chief Executive Officer
Scott Taccetta            Controller and Vice President
Michael A. Vardas         Director and Senior Vice President
Frederick H. Waddell      Director and Executive Vice President
Lloyd A. Wennlund         Director and Executive Vice President

     The address for the principal executive officer and each of the directors is 50 South LaSalle Street, Chicago, Illinois 60675-5986.

     NTI is the investment subadviser to the SunAmerica Focused Multi-Cap Value Portfolio, which is managed with a similar investment objective as the Portfolio. As of November 31, 2005, the SunAmerica Focused Multi-Cap Value Portfolio had approximately $590 million in assets, a portion of which is managed by NTI.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     The Trustees received materials related to certain factors used in their consideration of whether to approve the Subadvisory Agreement, including: (1) the nature, extent and quality of services to be provided by NTI; (2) the size and structure of the subadvisory fees charged in connection with NTI's management of the Portfolio, compared to subadvisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Subadvisory Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Portfolio and the performance of a comparable portfolio managed by NTI; (4) the costs of services and the benefits potentially derived by NTI; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale by engaging NTI; and (7) information regarding NTI's compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of NTI and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the 1940 Act, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees, including the Independent Trustees, considered the nature, quality and extent of services to be provided by NTI. The Trustees noted that NTI would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Trustees reviewed NTI's history, structure and size, and investment experience. The Trustees were informed that in SunAmerica's judgment, NTI has the size, visibility and resources to attract and retain highly qualified investment professionals.

     The Trustees reviewed the qualifications, background and responsibilities of NTI's personnel who would be responsible for providing investment management services to the Portfolio. The Trustees concluded that they were satisfied with the nature, quality and extent of the services to be provided by NTI and that there was a reasonable basis on which to conclude that it would provide high quality services to the Portfolio.

     Fees and Expenses. The Trustees received and reviewed information regarding the Portfolio's anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with NTI at arms-length.

     The Trustees considered that the Portfolio's subadvisory fee rate payable to NTI was below the median of its Subadvisory Expense Group and that the aggregate subadvisory fees paid by SunAmerica would increase as result of the subadvisory change. The Trustees also considered that the subadvisory fees are paid by SunAmerica and not by the Portfolio such that the increase in subadvisory fees will not effect the Portfolio's total expenses. In addition, it was noted that subadvisory fees may vary widely within a Subadvisory Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

     On the basis of the information considered, the Trustees concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     Investment Performance. The Trustees, including the Independent Trustees, received and reviewed information prepared by SunAmerica reflecting the Portfolio's investment performance and the investment performance of fund managed by NTI with a substantially similar investment objective and investment strategy. Generally, the performance information reviewed included annualized returns for the one-, three- and five-year periods. It was noted that the Trustees monitor and review the performance of the Portfolio on a quarterly basis.

     The Trustees considered that the American Century's performance as a subadviser to the Portfolio was in the 5th quintile of the Morningstar Large Cap Value Category and the Lipper Multi-Cap Value Category for the one- and three-year periods. It was also noted that the other subadvisers of the Portfolio performed very well in such periods. Furthermore, the Trustees took into account SunAmerica's discussion of the Portfolio's performance and NTI's performance with its NTI Large Cap Value Portfolio, which has a similar investment objective and investment strategy as the Portfolio.

     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Trustees were informed, based on SunAmerica's judgment, that (1) any indirect costs incurred by NTI in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of its subadvisory fee, and (2) any collateral benefits derived as a result of providing advisory services to the Portfolio are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Trustees concluded that any benefits that NTI could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

     Profitability and Economies of Scale. In considering the profitability to NTI in connection with its relationship with the Portfolio, the Trustees noted that the fees under the Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to NTI from its relationship with the Portfolio was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from NTI's management of the Portfolio was not considered a material factor to the Trustees' consideration of NTI.

     Terms of Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by NTI. The Trustees noted that the Subadvisory Agreement provides that NTI will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the Subadvisory Agreement and concluded that the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders.

     Compliance. The Trustees considered whether NTI was subject to any recent regulatory or compliance-related actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect NTI's ability to advise the Portfolio.

     Conclusions. In reaching their decision to approve the Subadvisory Agreement, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that NTI possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

OWNERSHIP OF SHARES

     As of January 31, 2006, there were 7,548,441 shares of the Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                          SHARES      %
                                        ---------   -----
AIG SunAmerica Life Assurance Company
   Variable Annuity Account Five        7,515,228   99.56%
FSA Variable Annuity Account Five          33,213    0.44%
                                        ---------   -----
   TOTAL SHARES OUTSTANDING             7,548,441     100%

     To SunAmerica's knowledge, no person owns a contract or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2005.

BROKERAGE COMMISSIONS

     For the fiscal year ended March 31, 2005, the Portfolio paid $154,114 in brokerage commissions, of which $10,548, or 6.84%, was paid to affiliated broker/dealers.

SHAREHOLDER REPORTS

     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori
L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary
                                        Seasons Series Trust

Dated: March ___, 2006

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of January 23, 2006 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and NORTHERN TRUST INVESTMENTS, N.A., an Illinois corporation (the "Subadviser").

WITNESSETH:

     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of that portion of the assets of the Portfolio designated from time to time by the Adviser. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Subadviser is required to maintain on behalf of the Trust, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser,
(a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) subject to
Section 2 hereof, place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). The Subadviser shall discharge the foregoing responsibilities subject to the control of the Adviser and the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information; and (b) applicable laws and regulations.

          The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceedings affecting securities held at any time in the Portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Portfolio assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation in its possession as may reasonably be requested by the Adviser.

          The Subadviser represents and warrants to the Adviser that it will manage the portion of the assets of the Portfolio allocated to it at all times in compliance with all applicable federal and state securities, commodities and banking laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants that it will manage its portion of the Portfolio's assets in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code ("Subchapter M") for the Portfolio to be treated as a "regulated investment company" under Subchapter M; (b) the diversification requirements currently specified in the Internal Revenue Service's regulations under Section 817(h) of the Code, or any changes thereto of which the Subadviser is notified by the Adviser, as they apply to their portion of the Portfolio; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws to the extent the Adviser notifies the Subadviser thereof.; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. For purposes of (d) in the preceding sentence, disclosure in the Trust's current prospectus and/or statement of additional information as most recently provided by the Adviser to the Subadviser of applicable state insurance laws and regulations shall constitute "notice" thereof. For purposes of compliance with this paragraph, the Subadviser shall be entitled to treat the portion of the assets of the Portfolio that it manages as though such portion constituted the entire portfolio, and the Subadviser shall not be responsible in any way for the compliance of other portions of the Portfolio or for compliance of the Portfolio as a whole with this paragraph.

          The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser and the Adviser each agree: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the other.

          The Adviser represents and warrants to the Subadviser (1) that the Adviser has been duly appointed in accordance with the Act to provide investment services to the Portfolio as contemplated by the Advisory Agreement; (2) that the execution, delivery and performance of this Agreement are within the Adviser's powers, have been and remain duly authorized by all necessary action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on the Adviser; and (3) compliance with all applicable laws and rules, including without limitation (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) federal and state securities and commodities laws applicable to Adviser's portfolio management responsibilities.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

     2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of the Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused the Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, but only as they apply to the Subadviser's affiliates, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for the Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request, including but not limited to any reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for the Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of the Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

     5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. ADVERTISING. Subadviser shall not provide or in any way distribute any sales or advertising materials related to the Trust, to any employee or representative of AIG SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser.

     8. PROXY VOTING. The Portfolio has appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by the Portfolio (other than materials relating to legal proceedings).

     9. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Subadviser on behalf of the Trust pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     10. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     11. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser's rendering of services under this Agreement or the sale of securities of the Trust.

          (b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

          (c) The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of the Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to the Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of the Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to the Portfolio and qualifications of the Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of the Portfolio allocated to Subadviser. The Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of the Portfolio's assets not allocated to the Subadviser and with respect to any other portfolio of the Trust.

     12. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

     13. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to the Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

          With respect to the Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to the Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to the Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to any other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

     This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     17. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

     18. SEPARATE SERIES. Pursuant to the provisions of the Declaration, the Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of the Portfolio shall be enforceable only against the assets of the Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

     19. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolio, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolio and may include such total return in the calculation of composite performance information. The Adviser will not disclose or use any confidential information pertaining to the Subadviser obtained as a result of this service relationship except as contemplated by this Agreement or as required by law.

     20. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:     Northern Trust Investments, N.A.
                50 South LaSalle St., M-9
                Chicago, Illinois 60675
                Attention: Legal Department

Adviser:        AIG SunAmerica Asset Management Corp.
                Harborside Financial Center
                3200 Plaza 5
                Jersey City, NJ 07311
                Attention: Gregory N. Bressler
                           Senior Vice President and General Counsel

with a copy to: IG Retirement Services, Inc.
                1 SunAmerica Center
                Century City
                Los Angeles, CA 90067-6022
                Attention: Mallary L. Reznik
                           Assistant Secretary of Seasons Series Trust

     21. SURVIVAL. Sections 9, 10, 11, 14, 16, 17, 18, 19 and this Section 21 shall survive the termination of this Agreement for any cause whatsoever.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        AIG SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ PETER A. HARBECK
                                            ------------------------------------
                                        Name: Peter A. Harbeck
                                        Title: President and
                                               Chief Executive Officer


                                        NOTHERN TRUST INVESTMENTS, N.A.


                                        By: /s/ JAMES A. AICHESON
                                            ------------------------------------
                                        Name: James A. Aitcheson
                                        Title: Senior Vice President